Exhibit (2)

                          AGREEMENT AND PLAN OF MERGER
                            DATED SEPTEMBER 13, 1996




                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 13, 1996 ("Agreement"), is among Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), Valley National Bank, a national banking association ("VNB"), Midland Bancorporation, Inc., a New Jersey corporation and registered bank holding company ("Midland") and Midland Bank, a bank chartered under the laws of New Jersey (the "Bank").

                  WHEREAS, Valley desires to acquire Midland and Midland's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Midland and its stockholders. The acquisition will be accomplished by merging Midland into Valley with Valley as the surviving corporation and, at the same time, merging the Bank into VNB with VNB as the surviving bank, and Midland shareholders receiving the consideration hereinafter set forth. The Boards of Directors of Midland, Valley, the Bank and VNB have duly adopted and approved this Agreement and the Board of Directors of Midland has directed that it be submitted to its shareholders for approval.

                  WHEREAS, as a condition precedent to entering into this Agreement, Valley has required that Midland grant it an option to purchase 35,000 shares of Midland's authorized but unissued common stock and, as a consequence, Valley and Midland have entered into a Stock Option Agreement, dated the date hereof (the "Valley Stock Option").

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Midland shall be merged with and into Valley (the "Merger") in accordance with the New Jersey Business Corporation Act and Valley shall be the surviving corporation (the "Surviving Corporation"). Immediately following the Effective Time, the Bank shall be merged with and into VNB as provided in Section 1.7 hereof.

                  1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Midland and Valley and thereupon and thereafter, all the property, rights, powers and franchises of each of Midland and Valley shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Midland and Valley and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.

                  1.3. Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. Bylaws. The bylaws of Valley as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. The directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation with the additions provided for in Section 5.15 hereof.

                  1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the effective time specified in the certificate of merger (the "Certificate of Merger") filed with the New Jersey Secretary of State. The term "Effective Time" shall mean the date and time when the Certificate of Merger as so filed becomes effective. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., February 28, 1997, or, if later than February 28, 1997, on the tenth business day following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at Valley's main office, or at such other place, time or date as Valley and Midland may mutually agree upon. Immediately following the Closing, the Certificate of Merger shall be filed with the New Jersey Secretary of State and it shall become effective at the opening of business on the next business day.

                  1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into VNB (the "Bank Merger") in accordance with the provisions of the National Bank Act and the New Jersey Banking Act of 1948, as amended, and VNB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and VNB and all of the property, rights, powers and franchises of each of the Bank and VNB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and VNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the articles of association and bylaws of VNB shall become the articles of association and bylaws of the Surviving Bank and the officers, employees and directors of VNB and the officers and employees of the Bank shall be the officers, employees and directors of the Surviving Bank with such additions from the directors of Midland as specified herein. In connection with the execution of this Agreement, the Bank and VNB shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in the form of Appendix A, annexed hereto, for delivery to the OCC (as hereafter defined) and the Commissioner (as hereafter defined) for approval of the Bank Merger.

                     ARTICLE II CONVERSION OF MIDLAND SHARES

                  2.1. Conversion of Midland Shares and Options. Each share of common stock, $15.00 par value, of Midland ("Midland Common Stock"), issued and outstanding immediately prior to the Effective Time other than Excluded Shares (as defined in Section 2.4 hereof), and each validly outstanding option to purchase Midland Common Stock, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, paid or canceled as follows:

                  (a) Midland Common Stock. Each share of Midland Common Stock shall be converted into and represent the right to receive 30.00 (the "Exchange Ratio") shares of Valley's common stock, no par value ("Valley Common Stock"), subject to adjustments as set forth in this subsection 2.1(a).

                  (i) The Exchange Ratio and the Average Closing Price (as hereafter defined) shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Valley with respect to Valley Common Stock between the date hereof and the Effective Time. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, shall arbitrate the dispute, using a mutually agreed upon arbitrator whose decision shall be final and non-appealable.

                  (ii) No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of Midland Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price (as hereafter defined).

                  (iii) The "Average Closing Price" shall mean the average price of Valley Common Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Valley Common Stock reported on the New York Stock Exchange and published in The Wall Street Journal during the first 10 of the 15 consecutive trading days immediately preceding the Closing; and (y) second, computing the average of the Daily Prices in the 10 day period.

                  (b) Midland Stock Options. At the Effective Time, each outstanding option to purchase Midland Common Stock (a "Midland Option") granted under the Stock Option Plans of Midland (the "Midland Option Plans") shall be converted, at the election of the holder of such Midland Option (an "optionee"), as follows:

                  (i) into an option to purchase  Valley Common  Stock,  wherein
(x) the right to purchase shares of Midland Common Stock pursuant to the Midland Option shall be converted into the right to purchase that same number of shares of Valley Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Valley Common Stock shall be the previous option exercise price per share of the Midland Common Stock divided by the Exchange Ratio and
(z) in all other material respects the option shall be subject to the same terms and conditions as governed the Midland Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code; or

                  (ii) if the Midland Option is fully vested at the Closing, into the right to receive immediately after the Effective Time a number of whole shares of Valley Common Stock equal to {(x) the amount determined by multiplying
(A) the number of shares of Midland Common Stock covered by the Midland Option, times (B) the Exchange Ratio, times (C) the Average Closing Price, minus (y) the aggregate exercise price for the Midland Option} (z) divided by the Average Closing Price. No fractional shares of Valley Common Stock shall be issued pursuant to this Section 2.1(b)(ii), and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.

                  2.2. Exchange of Shares.

                  (a) Midland and Valley hereby appoint Valley National Bank, Trust Department (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of Midland Common Stock and Midland Options. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Midland Common Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Valley Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1 hereof.

                  (b) Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.)

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of Midland of the shares of Midland Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 2.1 hereof.

                  (d) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) With respect to each outstanding Midland Option the Exchange Agent shall, 10 days prior to Closing, distribute option election forms to each optionee and, upon receipt from the optionee of a properly completed option election, shall after the Effective Time distribute to the optionee
Valley Common Stock or an amendment to the option grant evidencing the conversion of the grant to an option to purchase Valley Common Stock in accordance with Section 2.1 hereof.

                  2.3. No Dissenters' Rights. Consistent with the provisions of the New Jersey Business Corporation Act, no shareholder of Midland shall have the right to dissent with respect to the Merger.

                  2.4. Excluded Shares. Each share of Midland Common Stock (i) which is held by Midland as treasury stock or (ii) which is held by Bank or any other direct or indirect subsidiary of Bank (except as trustee or in a fiduciary capacity) or (iii) which is held by Valley, shall be canceled and retired at the Effective Time.

                  2.5. Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in
Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF MIDLAND

                  References herein to "Midland Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Midland to Valley. Midland hereby represents and warrants to Valley as follows:

                  3.1. Corporate Organization.

                  (a) Midland is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Midland has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Midland on a consolidated basis. Midland is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

                  (b) Each of the  Subsidiaries  of  Midland  are  listed in the
Midland Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Midland, means any corporation, joint venture, association, partnership, trust or other entity in which Midland has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Midland is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a New Jersey commercial bank whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Each Subsidiary of Midland has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Midland and its Subsidiaries. The Midland Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Midland and each Midland Subsidiary as in effect on the date hereof. Except as set forth in the Midland Disclosure Schedule, Midland does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) residential real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $500,000 and (ii) real estate used for its banking premises.

                  3.2. Capitalization. The authorized capital stock of Midland consists solely of 300,000 shares of Midland Common Stock. As of June 30, 1996, there were 125,294 shares of Midland Common Stock issued and outstanding, net of 3,926 shares issued and held in the treasury. As of August 31, 1996, there were 10,150 shares of Midland Common Stock issuable upon exercise of outstanding Midland Options (the "Option Shares") granted to, officers of the Bank pursuant to the Midland Option Plan. The Midland Disclosure Schedule sets forth true and complete copies of the Midland Option Plans and of each outstanding Midland Option. All issued and outstanding shares of Midland Common Stock, and all issued and outstanding shares of capital stock of each Midland Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 331,125 shares of common stock, $5.00 par value. All of the outstanding shares of capital stock of each Midland Subsidiary are owned by Midland and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Midland Options and the Valley Stock Option, neither Midland nor any Midland Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Midland or any Midland Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3. Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Midland, and subject to the parties obtaining all necessary regulatory approvals, Midland and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Midland and the Bank. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank. Except for the approvals described in paragraph
(b) below, no other corporate proceedings on the part of Midland or the Bank are necessary to consummate the transactions contemplated hereby (except for the approval by Midland of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Midland and the Bank, and constitutes valid and binding obligations of Midland and the Bank, enforceable against Midland and the Bank in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Midland and the Bank, nor the consummation by Midland and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Midland and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Midland's or the Bank's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Midland or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Midland Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Midland or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Midland or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Midland and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Comptroller of the Currency ("OCC"), the Commissioner of Banking of the State of New Jersey (the "Commissioner"), the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), applicable state securities bureaus or commissions, the New Jersey Secretary of State, and the shareholders of Midland, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Midland or the Bank in connection with (x) the execution and delivery by Midland and the Bank of this Agreement and (y) the consummation by Midland and the Bank of the transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

                  3.4. Financial Statements.

                  (a) The Midland Disclosure Schedule sets forth copies of the consolidated statements of condition of Midland as of December 31, 1993, 1994 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1993 through 1995, in each case accompanied by the audit report of KPMG Peat Marwick, LLP, independent public accountants with respect to Midland, and the unaudited consolidated statements of condition and related consolidated statements of income, stockholders' equity and cash flows of Midland for the six months ended June 30, 1996 (collectively, the "Midland Financial Statements"). The Midland Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and fairly present the consolidated financial condition of Midland as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Midland for the respective periods set forth therein.

                  (b) The books and records of Midland and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Midland Financial Statements (including the notes thereto), as of June 30, 1996 neither Midland nor any of its Subsidiaries had any material liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Midland or any of its Subsidiaries. Since June 30, 1996 and to the date hereof, neither Midland nor any of its Subsidiaries have incurred any material liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

                  3.5. Brokerage Fees. Neither Midland nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Midland has employed Capital Consultants of Princeton, Inc. ("Capital Consultants") to render a fairness opinion on its behalf. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Midland or any of its Subsidiaries other than fees which will be payable by Midland to Capital Consultants for its fairness opinion. Copies of Midland's agreements with Capital Consultants are set forth in the Midland Disclosure Schedule.

                  3.6.  Absence of Certain Changes or Events.

                  (a) There has not been any material adverse change in the business, operations, assets or financial condition of Midland and its Subsidiaries on a consolidated basis since June 30, 1996 and to Midland's knowledge, no facts or conditions exist which Midland believes will cause or is likely to cause such a material adverse change in the future.

                  (b) Except as set forth in the Midland Disclosure Schedule, neither Midland nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1996 and the date hereof and Midland and the Midland Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the Midland Disclosure Schedule, neither Midland nor any of its Subsidiaries is a party to any, and there are no pending or, to Midland's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Midland or any of its Subsidiaries. Except as disclosed in the Midland Disclosure Schedule, neither Midland nor any of its Subsidiaries is a party to any order, judgment or decree entered against Midland or any Midland Subsidiary in any lawsuit or proceeding.

                  3.8.     Taxes and Tax Returns.

                  (a) To its knowledge, Midland and each Midland Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). Midland and each Midland Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Midland or any Midland Subsidiary through such date, which reserves are, to the knowledge of Midland, adequate for such purposes. Except as set forth in the Midland Disclosure Schedule, the federal income tax returns of Midland and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Midland Disclosure Schedule, the applicable state income tax returns of Midland and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Midland, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Midland or any of its Subsidiaries, nor has Midland or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the Midland Disclosure Schedule, neither Midland nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed,
(ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Midland or any Midland Subsidiary (nor does Midland have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9. Employee Benefit Plans. Except as disclosed in the Midland Disclosure Schedule:

                  (a) Neither Midland nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of
Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Midland Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "Midland Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Midland nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

                  (b) Midland has delivered to Valley in the Midland Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Midland Pension Plans and Midland Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits under each of the Midland Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                  (d) During the last five years, the Pension Benefit Guaranty Corporation (the "PBGC") has not asserted any claim for liability against Midland or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Midland Pension Plan have been paid. All contributions required to be made to each Midland Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Midland and its Subsidiaries which have not been paid have been properly recorded on the books of Midland and its Subsidiaries.

                  (f) To the knowledge of Midland, each of the Midland Pension Plans, the Midland Welfare Plans and each other plan and arrangement identified on the Midland Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter with respect to each of the Midland Pension Plans and Midland is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the knowledge of Midland, within the past two plan years no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Midland Welfare Plans or Midland Pension Plans.

                  (h) No Midland Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Midland Pension Plans.

                  (i) To the knowledge of Midland, no "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Midland Pension Plans.

                  (j) There are no pending, or, to the knowledge of Midland, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Midland Pension Plans or the Midland Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Midland Disclosure Schedule.

                  (k) No Midland Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Midland Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits or as disclosed in the Midland Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Midland Financial Statements and established under GAAP, or otherwise noted on such financial statements.

                  (m) With respect to each Midland Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Midland or any Midland Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except as hereafter agreed to by Valley in writing or as disclosed on the Midland Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Midland or any Midland Subsidiary to severance pay or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation due to any current employee or former employee under any Midland Pension Plan or Midland Welfare Plan.

                  3.10. Reports.

                  (a) Each communication mailed by Midland to its stockholders since January 1, 1993, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) Midland and the Bank have, since January 1, 1993, duly filed with the FDIC and the FRB in correct form in all material respects the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Midland promptly will deliver or make available to Valley accurate and complete copies of such reports. The Midland Disclosure Schedule lists all examinations of Midland or the Bank conducted by either the New Jersey Department of Banking, FDIC or the FRB since January 1, 1993 and the dates of any responses thereto submitted by Midland or the Bank.

                  3.11. Midland and Bank Information. The information relating to Midland and the Bank to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Midland in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Midland, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law.

                  (a) General. Except as set forth in the Midland Disclosure Schedule, each of Midland and the Midland Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Midland or the Bank (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Midland and its Subsidiaries on a consolidated basis) and Midland has not received notice of violation of, and does not know of any violations of, any of the above.

                  (b) CRA. Without limiting the foregoing, to its knowledge the Bank has complied in all material respects with the Community Reinvestment Act ("CRA") and Midland has no reason to believe that any person or group would object to the consummation of this Merger due to the CRA performance of or rating of the Bank. Except as listed on the Midland Disclosure Schedule to the knowledge of the Bank, no person or group has adversely commented upon the Bank's CRA performance.

                  3.13. Certain Contracts.

                  (a) Except as disclosed in the Midland Disclosure Schedule under this Section or Section 3.5, (i) neither Midland nor any Midland Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Midland Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Midland or any Midland Subsidiary is a party.

                  (b) Except as  disclosed in the Midland  Disclosure  Schedule,
(i) as of the date of this Agreement, neither Midland nor any Midland Subsidiary is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by Midland or any Midland Subsidiary of amounts in excess of $100,000, or which has a term extending beyond March 1, 1997 and cannot be terminated by Midland or its subsidiary without consent of the other party thereto, (ii) no commitment, agreement or other instrument to which Midland or any Midland Subsidiary is a party or by which any of them is bound limits the freedom of Midland or any Midland Subsidiary to compete in any line of business or with any person, and (iii) neither Midland nor any Midland Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the Midland Disclosure Schedule, neither Midland nor any Midland Subsidiary nor, to the knowledge of Midland, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.

                  3.14. Properties and Insurance.

                  (a) Midland and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Midland's consolidated balance sheet as of June 30, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Midland and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Valley prior to the date hereof. Midland and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The Midland Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Midland and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Midland nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of Midland and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  3.16. Environmental Matters. Except as disclosed in the Midland Disclosure Schedule, neither Midland nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Midland or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Midland or its Subsidiaries. Except as disclosed in the Midland Disclosure Schedule, Midland has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Midland or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                  3.17. Reserves. As of the date hereof, the reserve for loan and lease losses in the Midland Financial Statements is, to Midland's knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

                  3.18. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of Midland or any Midland Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Midland, a Midland Subsidiary, Valley or VNB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Disclosure. There are no material facts concerning the business, operations, assets or financial condition of Midland or its Subsidiaries which could have a material adverse effect on the business, operations or financial condition of Midland or its Subsidiaries on a consolidated basis which have not been disclosed to Valley directly. The representations and warranties contained in Article III of this Agreement are accurate in all material respects.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VALLEY

                  References herein to the "Valley Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by Valley to Midland. Valley hereby represents and warrants to Midland as follows:

                  4.1. Corporate Organization.

                  (a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Valley or its Subsidiaries (defined below). Valley is registered as a bank holding company under the BHCA.

                  (b) Each of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Valley, means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries.

                  4.2. Capitalization. The authorized capital stock of Valley consists solely of 75,000,000 shares of Valley Common Stock. As of August 31, 1996, there were 36,364,799 shares of Valley Common Stock issued and outstanding net of treasury stock, and 314,888 treasury shares. Since such date, and from time to time hereafter, Valley may repurchase shares of its Common Stock. Since August 31, 1996, to and including the date of this Agreement, no additional shares of Valley Common Stock have been issued except in connection with exercises of options granted under the Long-Term Stock Incentive Plan of Valley (the "Valley Option Plan") or grants of restricted stock under the Valley Option Plan. As of August 31, 1996, except for: (a) 544,808 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan, and (b) 11,369 shares of Valley Common Stock issuable upon exercise of outstanding stock options granted to a consultant for Valley, there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Valley's Subsidiaries are owned by Valley free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options and stock appreciation rights referred to above under the Valley Option Plan, neither Valley nor any of Valley's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3. Authority; No Violation.

                  (a) Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Valley has a sufficient number of authorized but unissued shares of Valley Common Stock to pay the consideration for the Merger set forth in Section 2.1 of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Valley and VNB. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of VNB. No other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby (except for the approval by Valley of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of Valley and VNB, enforceable against Valley and VNB in accordance with its terms.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Valley or the Articles of Association or Bylaws of VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis, or the ability of Valley and VNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Commissioner, the FRB, the New Jersey Secretary of State, the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley or VNB of this Agreement, (b) the consummation by Valley of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the Bank Merger and other transactions contemplated thereby. To Valley's knowledge, no fact or condition exists which Valley has reason to believe will prevent it or VNB from obtaining the aforementioned consents and approvals.

                  4.4. Financial Statements.

                  (a) Valley has previously delivered to Midland copies of the consolidated statements of financial condition of Valley as of December 31, 1993, 1994 and 1995, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1993 through 1995, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Valley, and the unaudited consolidated statements of condition of Valley as of June 30, 1996 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six months then ended as reported in Valley's Quarterly Reports on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "Valley Financial Statements"). The Valley Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Valley for the respective fiscal periods set forth therein.

                  (b) The books and records of Valley and its subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of June 30, 1996 neither Valley nor any of its Subsidiaries had or has, as the case may be, any material obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries. Since June 30, 1996, neither Valley nor any of its Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with prudent banking practice.

                  4.5. Brokerage Fees. Except for fees to be paid to MG Advisors, Inc., neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis since June 30, 1996 and to Valley's knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a material adverse change in the future.

                  4.7. Valley Information. The information relating to Valley and its subsidiaries, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Midland to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Valley will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.9. Valley Common Stock. At the Effective Time, the Valley Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley, with no personal liability attaching to the ownership thereof.

                  4.10. Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor its Subsidiaries is a party to any, and there are no pending or, to Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley's Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.11. Taxes and Tax Returns. To the knowledge of Valley, Valley and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Valley and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Valley and its Subsidiaries through such date, which reserves are, to the knowledge of Valley, adequate for such purposes. No deficiencies exist or have been asserted based upon the federal income tax returns of Valley and VNB.

                  4.12. Employee Benefit Plans.

                  (a) Valley and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Valley Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "Valley Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Valley nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Except as set forth in Valley Disclosure Schedule, to the knowledge of Valley, each of the Valley Pension Plans and each of the Valley Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                  (c) To the knowledge of Valley, no "accumulated funding deficiency" within the meaning of Section 412 of the Code has been incurred with respect to any of the Valley Pension Plans.

                  (d) Except with respect to customary health, life and disability benefits or as disclosed on the Valley Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements of Valley and established under GAAP or otherwise noted on such financial statements.

                  4.13. Reports.

                  (a) Each communication mailed by Valley to its stockholders since January 1, 1993, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) Valley and VNB have, since January 1, 1993, duly filed with the OCC and the FRB in correct form in all material respects the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon written request from Midland, promptly will deliver or make available to Midland accurate and complete copies of such reports. The Valley Disclosure Schedule lists the dates of all examinations of Valley or VNB conducted by either the OCC, the FRB or the FDIC since January 1, 1993, and the dates of any responses thereto submitted by Valley or VNB.

                  4.14. Compliance with Applicable Law. Valley and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis) and Valley has not received notice of violations of, and does not know of any violations of, any of the above. Without limiting the foregoing, to its knowledge VNB has complied in all material respects with the CRA and Valley has no reason to believe that any person or group would object to the consummation of the Merger due to the CRA performance or rating of VNB. To the knowledge of Valley, except as listed on the Valley Disclosure Schedule, no person or group has adversely commented upon VNB's CRA performance.

                  4.15. Properties and Insurance.

                  (a) Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley's consolidated balance sheet as of June 30, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Valley and its subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Midland prior to the date hereof. Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries. As of the date hereof, neither Valley nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.16. Minute Books. The minute books of Valley and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.17. Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries. Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.18. Reserves. As of the date hereof, the reserve for loan and lease losses in the Valley Financial Statements is, to Valley's knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

                  4.19. Disclosures. Except for other acquisition transactions which Valley may not yet have publicly disclosed, there are no material facts concerning the business, operations, assets or financial condition of Valley which could have a material adverse effect on the business, operations or financial condition of Valley which have not been disclosed to Midland directly or indirectly by access to any filing by Valley under the 1934 Act. The representations and warranties contained in Article IV of this Agreement are accurate in all material respects.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of Midland. During the period from the date of this Agreement to the Effective Time, Midland shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Valley, which consent will not be unreasonably withheld. Midland also shall use its best efforts to (i) preserve its business organization and that of each Midland Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Midland nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Valley the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

                  5.2. Negative Covenants and Dividend Covenants.

                  (a) Midland agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                  (i) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

                  (ii) except for the issuance of Midland Common Stock pursuant to the present terms of the outstanding Midland Options and the Valley Stock Option, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Midland or any Midland Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, from the date hereof to the Effective Time, Midland may declare, set aside or pay cash dividends per share of Midland Common Stock equivalent to the cash dividends per share declared, set aside or paid by Valley during such period multiplied by the Exchange Ratio, and such dividends by Midland shall conform to the record dates and payment dates as used by Valley;

                  (iii) grant any severance or termination pay (other than pursuant to policies of Midland in effect on the date hereof and disclosed to Valley in the Midland Disclosure Schedule or as agreed to by Valley in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees (including by any change in the "Target Value" as defined in Midland's Long-Term Incentive Plan, which Target Value is currently $10.00); provided, however, Midland and the Bank may continue to award regular and customary pay increases in compensation to its non-officer employees and may award and pay bonuses to its officers as set forth in a written schedule previously delivered to Valley if such bonuses are fully accrued on its books for 1996;

                  (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (v) make any capital expenditures in excess of $100,000 other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures to renovate or relocate the Bank's branch located at the Bergen Mall in Paramus, New Jersey;

                  (vi) file any applications or make any contract with respect to branching or site location or relocation.

                  (vii) agree to acquire in any manner whatsoever (other than to foreclose on collateral for a defaulted loan) any business or entity;

                  (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

                  (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

                  (x) agree to do any of the foregoing.

                  (b) Valley agrees that from the date hereof to the Effective Time, except as otherwise approved by Midland in writing or as permitted or required by this Agreement, it will not, nor will it permit any of it Subsidiaries to:

                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or that may result in any condition, agreement or covenant set forth in this Agreement not being satisfied;

                  (ii) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

                  (iii) consolidate with or merge with any other person or entity in which Valley is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless such person or entity shall expressly assume the obligations of Valley under this Agreement; or

                  (iv) authorize or enter into any agreement or commitment to do any of the foregoing.

                  5.3. No Solicitation. Midland and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Midland or the Bank (an "Acquisition Transaction"). Midland will promptly communicate to Valley the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Midland will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Midland's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, Midland will send to Valley a monthly list of each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $500,000, made during such month, and provide Valley with a copy of the loan offering for any such loan, extension of credit, or renewal upon request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Midland will deliver to Valley the Bank's call reports filed with the Commissioner and FDIC and Midland's quarterly reports as filed with the FRB and/or delivered to its shareholders, and Valley will deliver to Midland Valley's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act, and VNB's call reports filed with the OCC and the FDIC. As soon as reasonably available, but in no event more than 80 days after the end of each fiscal year, Midland will deliver to Valley and Valley will deliver to Midland their respective audited Annual Reports, in the case of Valley as filed on Form 10-K with the SEC under the 1934 Act.

                  5.5. Access to Properties and Records; Confidentiality.

                  (a)  Midland  and  the  Bank  shall  permit   Valley  and  its
representatives, and Valley and VNB shall permit Midland and its representatives, accompanied by an officer of the respective party, reasonable access to their respective properties, and shall disclose and make available to Valley and its representatives or Midland and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Midland and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Midland acknowledges that Valley may be involved in discussions concerning other potential acquisitions and Valley shall not be obligated to disclose such information to Midland except as such information is publicly disclosed by Valley.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby is abandoned, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  (c) Without limiting the rights provided under Section 5.5(a), each of Valley and Midland shall have the right to conduct a full and complete acquisition audit and to perform such due diligence as it deems appropriate, using its own officers and employees or third parties, for purposes of determining whether there is a material breach of any representation or warranty hereunder or a material adverse change in the business or financial condition of the other party. Such acquisition audit or due diligence shall not be limited or restricted by virtue of any audit or due diligence performed before the date hereof or for any other reason, but shall not unduly interfere with the business of the other party.

                            5.6. Regulatory Matters.

                  (a) For the purposes of holding the meeting of Midland shareholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Valley Common Stock to be issued to Record Holders and optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Valley of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Midland to the Midland shareholders and optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Valley under the 1933 Act with the SEC to register for sale the Valley Common Stock to be issued to Record Holders and optionees, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").
(b) Valley shall furnish information concerning Valley as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) hereof. Valley agrees promptly to advise Midland if at any time prior to the Midland shareholder meeting referred to in Section 5.7 hereof, any information provided by Valley in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Midland with the information needed to correct such inaccuracy or omission. Valley shall furnish Midland with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) after the mailing thereof to Midland shareholders.

                  (c) Midland shall furnish Valley with such information concerning Midland and the Bank as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with
Section 5.6(a) hereof. Midland agrees promptly to advise Valley if, at any time prior to the Midland shareholder's meeting referred to in Section 5.6(a) hereof, information provided by Midland in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Valley with the information needed to correct such inaccuracy or omission. Midland shall furnish Valley with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Midland and the Bank, to comply with Section 5.6(a) after the mailing thereof to Midland shareholders.

                  (d) Valley shall as promptly as practicable, at its sole expense, make such filings as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Valley Common Stock under applicable state securities laws at the earliest practicable date. Midland shall promptly furnish Valley with such information regarding the Midland shareholders as Valley requires to enable it to determine what filings are required hereunder. Midland authorizes Valley to utilize in such filings the information concerning Midland and the Bank provided to Valley in connection with, or contained in, the Proxy Statement/ Prospectus. Valley shall furnish Midland with copies of all such filings and keep Midland advised of the status thereof. Valley and Midland shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Valley and Midland shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

                  (e) Valley shall cause the Valley Common Stock to be issued in connection with the Merger to be listed on the New York Stock Exchange.

                  (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC and the FRB. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Valley and VNB shall cause at least a draft of their respective applications to the FRB and an actual application to the OCC to be filed within 60 days of the date hereof, so long as Midland and the Bank provide all information necessary to complete the application within 45 days of the date hereof.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  5.7. Approval of Shareholders. Midland will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of Midland as soon as reasonably practicable for the purpose of securing the approval by such shareholders of this Agreement, (b) recommend to the shareholders of Midland the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Valley with respect to each of the foregoing matters. In connection therewith, Midland will use reasonable efforts to cause each director of Midland to agree, and Norwood Associates II will agree, (i) to vote in favor of the Merger, and (ii) take such action as is necessary or is reasonably required by Valley to consummate the Merger.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

                  5.10. Failure to Fulfill Conditions. In the event that Valley or Midland determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to April 30, 1997 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Valley may enter into with other parties, Midland and Valley will promptly inform the other of any facts applicable to Midland or Valley, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12.   Printing    Arrangements.    Valley,   in   reasonable
consultation with Midland, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus.

                  5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur on March 1, 1997.

                  5.14. Indemnification. After the Effective Time, to the extent permitted by applicable law, and the Certificate of Incorporation or Articles of Association, Valley agrees that it will, or will cause VNB to, provide to the directors and officers of Midland and the Bank indemnification equivalent to that provided by the Certificate of Incorporation and Bylaws of each of Midland and the Bank with respect to acts or omissions occurring prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, and the Certificate of Incorporation or Articles of Association, Valley or VNB (as applicable) shall advance expenses in connection with the foregoing indemnification.

                  5.15. New Valley Directors; Officers.

                  (a) Directors. As of the Effective Time, Valley and VNB each shall cause its respective Board of Directors to take action to appoint at the Effective Time Walter H. Jones III and Graham O. Jones to the Board of Directors of Valley and VNB, respectively.

                  (b) Officers. As of the Effective Time, VNB shall appoint Robert M. Meyer, Midland's Chief Executive Officer, as a member of VNB's senior management and Valley shall assume in writing Mr. Meyer's employment contract, a copy of which is included in the Midland Disclosure Schedule.

                  5.16. Employment Matters. Valley intends, to the extent practical, to continue the employment of all officers and employees of the Bank, at the same location, with the same or equivalent salary and benefits. Valley intends, to the extent practical, to have all Midland employees participate in the benefits and opportunities available to all Valley employees.

                  5.17. Pooling and Tax-Free Reorganization Treatment. Neither Valley nor Midland shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                  5.18. Midland Option Plan. From and after the Effective Time, each Midland Option which is converted to an option to purchase Valley Common Stock under Section 2.1(b)(i) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Valley appointed by the Board of Directors of Valley. Valley shall reserve for issuance the number of shares of Valley Common Stock necessary to satisfy Valley's obligations. Valley shall also register, if not previously registered pursuant to the 1933 Act, the shares authorized for issuance under the Midland Options so converted.

                  5.19. Affiliates.

                  (a) Promptly, but in any event within 30 days, after the execution and delivery of this Agreement, (i) Midland shall deliver to Valley
(x) a letter identifying all persons who, to the knowledge of Midland, may be deemed to be affiliates of Midland under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Midland and (y) a letter identifying all persons who, to the knowledge of Midland, may be deemed to be affiliates of Midland as that term (affiliate) is used for purposes of qualifying for pooling-of-interests accounting treatment; and (ii) Valley shall identify to Midland all persons who, to the knowledge of Valley, may be deemed affiliates of Valley as that term (affiliates) is used for purposes of qualifying for pooling-of-interests accounting treatment.

                  (b) Midland shall cause each director of Midland to, and Midland shall use its best efforts to cause each executive officer of Midland and each other person who may be deemed an affiliate of Midland (under either Rule 145 of the 1933 Act or the accounting treatment rules) to, execute and deliver to Valley within 30 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.19 hereto agreeing to be bound by the restrictions of Rule 145 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Valley shall cause each director and executive officer of Valley to, and Valley shall use its best efforts to cause each other person who may be deemed an affiliate of Valley (as that term is used for purposes of qualifying for pooling of interests) to, execute and deliver to Valley within 30 days after the execution and delivery of this Agreement, a letter in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

                  (c) Valley agrees to publish financial results covering at least 30 days of combined operations of Valley and Midland as soon as practicable after consummation of the Merger.

                  5.20. Compliance with the Industrial Site Recovery Act. Midland, at its sole cost and expense, shall use its best efforts to obtain prior to the Effective Time, with respect to each facility located in New Jersey owned or operated by Midland or any Midland Subsidiary (each, a "Facility"), either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that the Facility is not an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility; or (d) an opinion addressed to Valley from New Jersey legal counsel reasonably acceptable to Valley to the effect that ISRA has been complied with, or is inapplicable, with respect to the Facility. In the event Midland obtains a Remediation Agreement, Midland will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Midland Shareholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Midland. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Valley Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The Valley Common Stock to be issued in connection with the Merger, including Valley Common Stock to be issued for the Midland Options, shall have been approved for listing on the New York Stock Exchange.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Midland and the Bank, taken as a whole, to Valley. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or Midland determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger or the Bank Merger.

                  (d) Tax Free Exchange. Valley and Midland shall have received an opinion, satisfactory to Valley and Midland, of Pitney, Hardin, Kipp & Szuch, counsel for Valley, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Valley, Midland, VNB or the Bank or to the shareholders of Midland who exchange their shares of Midland for Valley Common Stock (except to the extent that cash is received in lieu of fractional shares of Valley Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes and Valley shall have received a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Agreement.

                  6.2. Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Midland and Bank. The representations and warranties of Midland contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Midland shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Midland Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Midland Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Consents. Valley shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Opinion of Counsel. Valley shall have received an opinion of counsel to Midland, dated the date of the Closing, in form and substance reasonably satisfactory to Valley, covering the matters set forth on Schedule
6.2 hereto and any other matters reasonably requested by Valley.

                  (d) Bank Action. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                  (e) Certificates. Midland shall have furnished Valley with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

                  (f) Environmental Law Compliance. Midland shall have obtained, with respect to each Facility, an LNA, a Remediation Agreement, a Negative Declaration approval, a Remedial Action Workplan approval (in which event Midland will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement), a No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility or an opinion of the type referred to in Section 5.20(d) hereof.

                  6.3. Conditions to the Obligations of Midland Under this Agreement. The obligations of Midland under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Valley. The representations and warranties of Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Valley shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Valley Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Valley Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to Valley. Midland shall have received an opinion of counsel to Valley, dated the date of the Closing, in form and substance reasonably satisfactory to Midland, covering the matters set forth on
Schedule 6.3 hereto and any other matter reasonably requested by Midland.

                  (c) Fairness Opinion. Midland shall have received an opinion from Capital Consultants as of the date of this Agreement and the date the Proxy Statement/Prospectus is mailed to Midland's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of Midland hereunder is fair to such stockholders from a financial point of view.

                  (d) Midland Directors and Officers. Valley and VNB each shall have taken all action necessary to appoint Walter H. Jones III and Graham O. Jones to its Board of Directors as specified in Section 5.15, VNB shall have appointed Robert M. Meyer as a member of senior management of VNB and Valley shall have assumed in writing the contract of Robert M. Meyer, all as provided in Section 5.15.

                  (e) Certificates. Valley shall have furnished Midland with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Midland may reasonably request.

                  (f) VNB Action. VNB shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Midland:

                  (a) By mutual written consent of the parties hereto.

                  (b) By Valley or Midland (i) if the Effective Time shall not have occurred on or prior to April 30, 1997 or (ii) if a vote of the stockholders of Midland is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or, in the case of Midland, to be performed or observed by the directors of Midland) at or before the Effective Time.

                  (c) By Valley or Midland upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Valley upon written notice to Midland if any such application is approved with conditions which materially impair the value of Midland and the Bank, taken as a whole, to Valley.

                  (d) By Valley if (i) there  shall  have  occurred  a  material adverse change in the business, operations, assets, or financial condition of Midland or the Bank, taken as a whole, from that disclosed by Midland on the date of this Agreement; or (ii) if at the Closing the stockholders equity of Midland (prepared in accordance with GAAP consistently applied during the periods involved, except that (A) intangibles and all merger related charges which are anticipated to be expensed at the Effective Time shall be deducted from stockholders equity, (B) the amount of dividends paid by Midland after the date hereof in excess of the amount of dividends paid by Midland during the same period a year ago shall be added to stockholders equity and (C) stockholders equity shall be calculated without taking into account any changes (positive or negative) in unrealized gain or loss on securities available for sale or securities held in a trading account between June 30, 1996 and the Closing) is less than the stockholders equity of Midland (less intangibles) reported in Financial Statements for the period ended June 30, 1996; or (iii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Midland hereunder.

                  (e) By Midland, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Valley or VNB from that disclosed by Valley on the date of this Agreement; or
(ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Valley hereunder.

                  (f) By Valley or Midland if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

                  (g) By Midland if (A) the Average Closing Price is less than $19.50 and (B) Valley has not delivered a written notice to Midland unilaterally agreeing to increase the Exchange Ratio such that the value (measured by the Average Closing Price) of the number of shares of Valley Common Stock to be exchanged for one share of Midland Common Stock in the Merger, based on the new Exchange Ratio, is at least as high as the value would have been if the Exchange Ratio were unchanged and the Average Closing Price were $19.50.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Valley or Midland pursuant to
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except that Sections 5.5(b) and 8.1 hereof shall have continuing effect as set forth therein. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Midland but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of Midland without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Valley and Midland.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the cost of printing and mailing the Proxy Statement/Prospectus shall be borne equally by the parties hereto if the transaction is terminated.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

                  (a) If to Valley, to:

                                        Valley National Bancorp
                                        1445 Valley Road
                                        Wayne, New Jersey 07474-0558
                                        Attn.:  Gerald H. Lipkin
                                        Chairman and Chief Executive Officer
                                        Telecopier No. (201) 305-0024

                                        Copy to:

                                        Pitney, Hardin, Kipp & Szuch
                                        Attn.: Ronald H. Janis, Esq.
                                        Delivery:
                                        200 Campus Drive
                                        Florham Park, New Jersey  07932
                                        Mail:
                                        P.O. Box 1945
                                        Morristown, New Jersey  07962-1945
                                        Telecopier No. (201) 966-1550

                  (b) If to Midland, to:

                                        Midland Bancorporation, Inc.
                                        80 East Ridgewood Avenue
                                        Paramus, New Jersey 07652-3661
                                        Attn.:  Robert M. Meyer
                                        President and Chief Executive Officer
                                        Telecopier No. (201) 599-0785

                                        Copy to:

                                        Herbert H. Davis III
                                        Rothgerber, Appel, Powers & Johnson LLP
                                        One Tabor Center, Suite 3000
                                        1200 Seventeenth Street
                                        Denver, Colorado  80202
                                        Telecopier No. 303-623-9222

                  or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the indemnitees covered by Section 5.14 hereof. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

                  8.4. Entire Agreement. This Agreement, the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto. If any provision of this Agreement is found invalid, it shall be considered deleted and shall not invalidate the remaining provisions.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. Survival. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements and covenants set forth in Sections 5.14 and 5.18 which shall survive the Merger, shall terminate as of the Effective Time.

                  8.9. Knowledge. Representations made herein which are qualified by the phrase to the best of Midland's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer and the Chief Lending Officer of Midland and thereafter refer to the best knowledge of any senior officer of Midland or any Midland subsidiary. Representations made herein which are qualified by the phrase to the best of Valley's knowledge or similar phrases refer as of the date hereof to the best knowledge of the President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of Valley and thereafter refer to the best knowledge of any senior officer of Valley or any Valley subsidiary.

                  IN WITNESS WHEREOF, Valley, VNB, the Bank and Midland have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                  VALLEY NATIONAL BANCORP



                                         By:
- --------------------------
                         , Secretary     Gerald H. Lipkin, Chairman, President
                                         and Chief Executive Officer


ATTEST:                                  MIDLAND BANCORPORATION, INC.


- --------------------------               By:

                          , Secretary    Robert M. Meyer, President
                                         and Chief Executive Officer


ATTEST:                                  VALLEY NATIONAL BANK


- --------------------------               By:

                          , Cashier      Gerald H. Lipkin, Chairman, President
                                         and Chief Executive Officer


ATTEST:                                  MIDLAND BANK


- --------------------------               By:

                          , Secretary    Robert M. Meyer, President
                                         and Chief Executive Officer

                      CERTIFICATE OF NORWOOD ASSOCIATES II

                  Reference is made to the Agreement and Plan of Merger, dated as of September 13, 1996 (the "Agreement"), among Valley National Bancorp, Valley National Bank, Inc. Midland Bancorporation, Inc. and Midland Bank. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the owners of Norwood Associates II, agrees to vote or cause to be voted all shares of Midland Common Stock which are held by such person, or over which such person exercises full voting control, in favor of the Merger.



/s/--------------------------


/s/--------------------------


/s/--------------------------


/s/--------------------------


/s/--------------------------


/s/--------------------------


/s/--------------------------


/s/--------------------------

                                    EXHIBIT A

                           AGREEMENT TO MERGE BETWEEN
                              VALLEY NATIONAL BANK
                                       AND
                                  MIDLAND BANK
                   UNDER THE CHARTER OF VALLEY NATIONAL BANK,
                     UNDER THE TITLE OF VALLEY NATIONAL BANK


                  THIS AGREEMENT made between Valley National Bank (hereinafter referred to as "VNB"), a national banking association organized under the laws of the United States, being located at 615 Main Avenue, Passaic, County of Passaic, in the State of New Jersey, with a capital of $------------ divided into ------------ shares of common stock, each of $5.00 par value, $------------ of surplus, and undivided profits of $------------, as of June 30, 1996, and Midland Bank (hereinafter referred to as "Midland"), a commercial bank organized under the laws of the State of New Jersey, being located at -------------------, County of Bergen, in the State of New Jersey, with a capital of $------------, divided into -------- shares of common stock, each of $------ par value, surplus of $-----------, and undivided profits of $---------, as of June 30, 1996, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. Section 215(a)), and the New Jersey Banking Act of 1948, as amended, witnesseth as follows:

                  Section 1. Midland shall be merged into VNB under the charter of VNB.

                  Section 2. The name of the receiving association (hereinafter referred to as the "association") shall be Valley National Bank.

                  Section 3. The business of the association shall be that of a national banking association. This business shall be conducted by the association at its main office which shall be located at 615 Main Avenue, Passaic, New Jersey, and at its legally established branches.

                  Section 4. The amount of capital stock of the association shall be $--------------, divided into ------------ shares of common stock, each of $5.00 par value, and at the time merger shall become effective, the association shall have a surplus of $------------, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted however, for normal earnings and expenses between June 30, 1996, and the effective time of the merger.

                  Section 5. All assets of each of the merging banks, as they exist at the effective time of the merger, shall pass to and vest in the association without any conveyance or other transfer. The association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of their respective trust departments, of each of the merging banks existing as of the effective time of the merger. After the effective time of the merger, VNB will continue to maintain the Midland liquidation account established by Midland upon its conversion to the stock form of organization for the benefit of eligible account holders on the same basis as immediately prior to the effective time of the merger, and Midland's liquidation account for the benefit of eligible account holder shall automatically be deemed assumed by VNB, as of the effective time of the merger, on the same basis as it existed immediately prior to the effective time of the merger.

                  Section 6. Midland shall contribute to the association its capital set forth in the preamble, adjusted, however, for normal earnings, expenses and dividends between June 30, 1996, and the effective time of the merger.

                  VNB shall have on hand at the effective time of the merger its capital as set forth in the preamble, adjusted, however, for normal earnings, expenses and dividends between June 30, 1996 and the effective date of the merger.

                  Section 7. The shareholder of VNB shall retain its rights in the capital stock presently outstanding, which shall immediately and automatically become ------------ shares of common stock of the association, each with $5.00 par value, and the shareholder of Midland in exchange for the excess acceptable assets contributed by its bank to the association shall be entitled to receive ----------- shares of common stock of the association, each with $5.00 par value.

                  Section 8. Neither of the banks shall declare nor pay any dividend to its shareholder between the date of this Agreement and the time at which the merger shall become effective, nor dispose of any of its assets in any other manner except in the ordinary course of business consistent with prudent banking practice. Provided, however, that VNB shall be entitled to pay dividends to its parent without restriction and Midland may pay dividends consistent with past practice (but increased in order to allow equivalent dividends to be paid by Midland in accordance with the Merger Agreement (as defined below)), in each case, so long as the payment of such dividend shall thereby not cause a breach of any representation, covenant, agreement or condition to which such party is subject under the Agreement and Plan of Merger, dated as of September 13, 1996, among Valley National Bancorp, Midland Bancorporation, Inc., VNB and Midland (the "Merger Agreement").

                  Section 9. The present board of directors of VNB shall serve as the board of directors of the association until the next annual meeting or until such time as their successors have been elected and have qualified.

                  Section 10. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of the resulting bank shall read in their entirety as set forth in Schedule 1 annexed hereto.

                  Section 11. This Agreement shall be terminated automatically if the Merger Agreement is terminated as provided in the Merger Agreement.

                  Section 12. This Agreement shall be ratified and confirmed by the affirmative vote of the shareholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in the merger approval to be issued by the Comptroller of the Currency of the United States.

                  Section 13. Each of the representations, warranties and covenants of the parties hereto shall terminate as of the effective time of the merger, other than the second paragraph of Section 5 hereof which shall survive the effective time of the merger.

                  Section 14. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

                  Section 15. Except as governed by federal law, the validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of New Jersey without regard to its conflicts of laws or rules.

                  WITNESS, the signatures and seals of the merging banks this _____ day of September, 1996, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.



ATTEST:                                VALLEY NATIONAL BANK

- ----------------------                 By:------------------------------------
                     , Cashier           Gerald H. Lipkin, Chairman, President
                                         and Chief Executive Officer


ATTEST:                                MIDLAND BANK


- ---------------------                  By:------------------------------------
                   , Secretary           Robert M. Meyer, President
                                         and Chief Executive Officer

STATE OF NEW JERSEY             )
                                :  ss.
COUNTY OF PASSAIC )


                  On this ------ day of September, 1996, before me, a Notary Public for this state and county, personally came Gerald H. Lipkin, as Chairman and Chief Executive Officer, and ----------- --------------------------, as
Cashier of VALLEY NATIONAL BANK, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.
                  WITNESS my official seal and signature this day and year.

                                                   ----------------------------
(Seal of Notary)

STATE OF NEW JERSEY )
                           :ss.
COUNTY OF BERGEN    )



                  On this ----- day of September, 1996, before me, a Notary Public for this state and county, personally came -----------------------, as
President     and     Chief     Executive      Officer,      and     -----------
- -------------------------, as Secretary of MIDLAND BANK, and each of his/her capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.
                  WITNESS my official seal and signature this day and year.

                                                   ----------------------------
(Seal of Notary)

                                                             Schedule 1

                             ARTICLES OF ASSOCIATION
                                       OF
                              VALLEY NATIONAL BANK1


                                      NAME

                  FIRST. The title of the Association shall be "Valley National Bank".

                                   MAIN OFFICE

                  SECOND. The main office of the Association shall be in the City of Passaic, County of Passaic, State of New Jersey. The general business of the Association shall be conducted at its main office and its branches.

                                    DIRECTORS

                  THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five directors the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director shall own $1,000 equity interest in this Association or in a company which as control of the Association. The amount of the equity interest shall meet this requirement if it conforms to the requirements of 12 U.S.C. 72, as amended on March 31, 1980, or as amended from time to time thereafter. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

                         ANNUAL MEETING OF SHAREHOLDERS

                  FOURTH. There shall be an annual meeting of the shareholders, the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before the meeting. The meeting shall be held at the main office of the Association or any other convenient place as the Board of Directors may designate, on the date of each year specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

                  Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting, in his discretion, and upon his instructions the vote tellers may disregard all votes cast for each such nominee.

                                     CAPITAL

                  FIFTH. The authorized amount of capital stock of this Association shall be ------------- shares of common stock of the par value of five dollars ($5.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

                  No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to
(i) any shares of any class of stock of the Association, whether now or hereafter authorized, or (ii) to any obligations convertible into stock of the Association, or (iii) to any right of subscription to any of the foregoing; except any of the foregoing rights which the Board of Directors, in its sole discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

                  The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

                                    OFFICERS

                  SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

                  The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

                         CHANGE OF MAIN OFFICE; BRANCHES

                  SEVENTH. The Board of Directors shall have the power, without shareholder approval, to change the location of the main office to any other authorized branch location within the limits of the City of Passaic and to establish or change the location of any branch or branches of the Association. Any change in the location of the main office to another authorized branch location within the City of Passaic shall be effected upon written notice to the Comptroller of the Currency. Any change in the location of the Main Office, except to an authorized branch location within the City of Passaic, shall require both the approval of the Comptroller of the Currency and the approval of shareholders owning two-thirds of the stock of the Association and any such change shall be to a place not more than 30 miles from the city limits of the City of Passaic.

                                    EXISTENCE

                  EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

              SPECIAL MEETINGS OF SHAREHOLDERS; NOTICE OF MEETINGS

                  NINTH. The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

                                 INDEMNIFICATION

                  TENTH. Any person, his heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses, including amounts paid in settlement or in satisfaction of judgments or as fines and/or penalties, actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be involved or threatened to be involved, as a party, or otherwise, by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with: (i) the approval of a court of competent jurisdiction or; (ii) the holders of record of a majority of the outstanding voting shares of the Association; or
(iii) the Board of Directors acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors or administrators, may be entitled as a matter of law.

                  The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

                                   AMENDMENTS

                  ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.